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                  Garland Power & Light and Cap Rock Electric
                           QSE and Ancillary Services

Garland Power and Light (GP&L or Garland) responded to a Request for Proposals issued by Cap Rock Electric (Cap Rock) and offered the services described below for Cap Rock's Hunt-Collin/Farmersville system (HC/F). Cap Rock and Garland acknowledge that the following description of services and the cost associated with those services is accurately reflected in the following paragraphs of this document.

1. Cap Rock Electric's Hunt-Collin/Farmersville system is operating as Non Opt-In Entity (NOIE) as defined in the ERCOT protocols.

2. GP&L will provide and supply for the Hunt-Collin/Farmersville system QSE Services and Ancillary Services as required in the ERCOT protocols.

3. Tie points that define the NOIE area for the Hunt-Collin/Farmersville system, located at the Farmersville and Swindell substations, have or will have ERCOT approved tie point metering. If ERCOT approved metering has not been installed arrangements must be made to install such metering before June 1, 2001. Cap Rock and GP&L have preliminarily discussed the metering issue and have committed to jointly resolve any metering and communication issues. Cap Rock's Mark Sullivan and GP&L's Frank Owens are hereby designated as team leaders to achieve metering and communications solutions. Deliveries will not start until installed metering is approved by ERCOT and until telemetry is installed and functioning. Real time data from EPS meters (ERCOT approved metering) at the tie points must be communicated by RTU to Garland.

4. Under the ERCOT protocols, the amount of energy to be delivered to HC/F from Dynegy must be scheduled on a day-ahead basis and Garland will provide the necessary forecasting and scheduling services to meet this requirement on behalf of Cap Rock. GP&L will be designated as Cap Rock's QSE representative in accordance with the protocols and filing requirements of ERCOT. GP&L will provide all Qualified Scheduling Services for HC/F in compliance with the ERCOT protocols.

5. GP&L will provide 4 MW of supplemental capacity and energy necessary for HC/F to supply the load requirements not contracted for supply to HC/F by Dynegy. The current Cap Rock/Dynegy contract provides a maximum of 22 MW of capacity and energy available to service the HC/F load.

6. GP&L will provide the necessary Ancillary Services as required by the ERCOT protocols for HC/F, including capacity and energy.

7. GP&L will manage the scheduling from Dynegy to HC/F intra-day in order to minimize the imbalance between actual load and scheduled resources. GP&L will be responsible for balancing energy between the Dynegy schedule and GP&L supplemental capacity and energy sales so that Cap Rock will not be exposed to ERCOT ISO

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imbalance energy payments or receipts.  Cap Rock settlement for the Dynegy energy will be determined by the measured consumption at the two tie line metering points located at the two substations named above, plus applicable losses.

8. GP&L acknowledges that Cap Rock has an obligation under its power supply contract with Dynegy to dispatch Dynegy's resources as much as practical up to 22 MW to supply the native load customers of HC/F and acknowledges that GP&L will act as Cap Rock's agent in doing so. GP&L agrees to use its best efforts to comply with Cap Rock's obligation to Dynegy but will not be liable for any performance issues with Dynegy. Cap Rock will notify Dynegy of this Memorandum of Understanding (MOU) so that Dynegy recognizes that GP&L has been designated by Cap Rock to be the scheduling agent for the HC/F load and to provide the required Ancillary Services as required by ERCOT. Cap Rock will notice Dynegy of this agreement as soon as practical after the execution of this MOU.

9.  The contract term is from June 1, 2001 to May 31, 2002.

CAPACITY CHARGES

1. Capacity charge is $6.00 per kW-month each month for the months of May through September.

2. Capacity charge is $3.50 per kW-month each month for the months of October through April.

3. Capacity charges are based on 4 MW of supplemental supply capacity and 1 MW of capacity for the required Ancillary Services. To the extent that GP&L can arrange to reduce the required Ancillary Services to less than 1 MW, GP&L agrees to pass any savings on to Cap Rock.

4. Capacity charges are calculated to be $272,500 per year for the supplemental capacity and the Ancillary Services required.

GP&L ENERGY CHARGES

1. For energy delivered from the capacity purchased from GP&L by Cap Rock for HC/F the energy price will be 104 percent of the DGG (Denton, Greenville, Garland) system LAMBDA.

2. For energy that is delivered by GP&L when the load (HC/F) exceeds 26 MW, the energy price will be based on the following: During the months of October through April, the price shall be the DGG system lambda plus
    150 percent. For the months May through September, the price shall be DGG system lambda plus 200 percent.

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3.  System lambda for energy supplied above 26 MW shall be defined as: i)
    actual DGG system lambda, for periods when GP&L is not purchasing any power; ii) highest actual bilateral purchase power cost for periods when GP&L is purchasing some power but is not purchasing any of that power from the ERCOT ISO balancing market; or iii) the actual settled cost of the ERCOT ISO balancing market energy, for periods when DGG is required to purchase energy from the ERCOT ISO balancing market.

SCHEDULING FEES

Cap Rock will pay monthly scheduling fees of $17,700 to GP&L.

ANCILLARY SERVICES

To the extent required of HC/F as a Load Serving Entity under the ERCOT protocols, GP&L will provide the capacity and energy of required Ancillary Services. The pricing for capacity to be provided, as well as pricing for any energy deployed, associated with any such required Ancillary Services, is as shown above.

ACCEPTED:
                                       ---------------------------------
                                       Ulen North, Cap Rock Electric

---------------------------------      DATE:
Jim Harder, Garland Power & Light             --------------------------

Date:                                  SUBMITTED:
      ---------------------------

                                       ---------------------------------
                                       Ray Schwertner, Vision Energy
                                       Consultants

                                       Date:
                                              --------------------------








ACCEPTED:


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